UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 10, 2011 (August 9, 2011)
CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
305 Hartmann Drive, Lebanon, Tennessee 37087
(615) 444-5533
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 9, 2011, the Board of Directors (the “Board”) of Cracker Barrel Old Country Store, Inc. (the “Company”), pursuant to the Company’s Bylaws and in accordance with its Charter, increased the size of the Board from 11 to 12 members. On August 10, 2011, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing that the Company elected William W. McCarten as a director, effective immediately, to fill the vacancy created by the increase to the size of the Board. Mr. McCarten, who was elected to the Board on August 9, 2011, has not yet been appointed to any committees of the Board.
     There are no arrangements or understandings between Mr. McCarten and any other persons pursuant to which he was selected as a director of the Company. Mr. McCarten has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. The Company did not enter into any material plan, contract or arrangement with, and did not make a grant or award to, Mr. McCarten in connection with Mr. McCarten’s election to the Board.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated August 10, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2011	CRACKER BARREL OLD COUNTRY STORE, INC.
	By:	/s/ Lawrence E. Hyatt
		Name:	Lawrence E. Hyatt
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated August 10, 2011